Exhibit 10.3

Form of Deferred Share Award Agreement

DEFERRED SHARE AWARD AGREEMENT FOR NON-EMPLOYEE DIRECTORS

AVANTAIR, INC.

2006 LONG-TERM INCENTIVE PLAN

AS AMENDED AND RESTATED

GRANTEE:

NO. OF SHARES:

This Agreement (the “Agreement”) evidences the award (the “Award”) of              deferred shares (each, a “Deferred Share,” and collectively, the “Deferred Shares”) of the Common Stock of Avantair, Inc., a Delaware corporation (the “Company”), granted to you,                     , effective as of                     , 20     (the “Grant Date”), pursuant to the Avantair, Inc. 2006 Long-Term Incentive Plan, as amended and restated (the “Plan”), conditioned upon your agreement to the terms described below. All of the provisions of the Plan are expressly incorporated into this Agreement. Please return an executed copy of this Agreement to the Company within 30 days of the date hereof.

1. Terminology. Unless otherwise provided in this Agreement, capitalized words used herein are defined in the Glossary at the end of this Agreement.

2. Distribution of Shares. The Deferred Shares shall be distributed to you on the earlier of: (i) the date on which you cease to provide Service to the Company for any reason other than Cause, provided that such cessation of Service is a “separation from service” as defined by Treas. Reg. §1.409A-1(h), or the date of such later cessation of Service that does constitute a “separation from service” as defined by Treas. Reg. §1.409A-1(h); and (ii) the effective date of a Change in Control of the Company (the “Distribution Date”). In the event of your termination of Service for Cause, you shall forfeit all rights to the Deferred Shares, no shares of Common Stock shall be issued hereunder, and this Agreement shall immediately be terminated and of no further force and effect. Further if you are a “specified employee” (as that term is used in Section 409A of the Code and its interpretive regulations) on the date you cease to provide Service under clause (i) above, the Distribution Date shall be delayed until the earlier of (A) the business day following the six-month anniversary of the date your cessation of Service became effective, and (B) the date of your death. Except as set forth in this Section 2, neither you nor the Company shall have any right to accelerate or defer the Distribution Date except to the extent specifically permitted or required by Section 409A of the Code.

3. Delivery of Shares. Shares of Common Stock for such number of Deferred Shares due to you on the Distribution Date shall be issued to you on or as soon as practicable after the Distribution Date, but in no event later than 30 days after the Distribution Date.

4. Restrictions on Transfer.

(a) This Award and your rights hereunder may not be sold, assigned, transferred , pledged, or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to attachment, garnishment or an encumbrance of any kind.

(b) Any attempt to transfer, pledge or otherwise dispose of the Award in contravention of the restrictions set forth in Section 3(a) shall be null and void and without effect. The Company shall not be required to (i) transfer on its books any Deferred Shares or shares of Common Stock to be issued pursuant to Section 2 above that have been sold or transferred in contravention of this Agreement; or (ii) treat as the owner of the Deferred Shares or shares of Common Stock to be issued pursuant to Section 2 above, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Deferred Shares or shares of Common Stock to be issued pursuant to Section 2 above have been transferred in contravention of this Agreement.

5. Adjustments for Corporate Transactions and Other Events.

(a) Cash Dividend. Upon the payment of any cash dividend on shares of Common Stock of the Company before the issuance of the shares of Common Stock underlying the Deferred Shares pursuant to Section 2 above, the number of Deferred Shares shall be increased by the number obtained by dividing (x) the aggregate amount of the dividend that would be payable if each Deferred Share were issued and outstanding and entitled to dividends on the dividend payment date, by (y) the Fair Market Value (as defined in the Plan) of the Common Stock on the dividend payment date.

(b) Stock Dividend, Stock Split and Reverse Stock Split. Upon a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, the number of Deferred Shares shall, without further action of the Administrator, be adjusted to reflect such event. The Administrator shall make adjustments, in its discretion, to address the treatment of fractional shares with respect to the Deferred Shares as a result of the stock dividend, stock split or reverse stock split; provided that such adjustments do not result in fractional Deferred Shares. Adjustments under this Section 4(b) will be made by the Administrator, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

6. Non-Guarantee of Directorship. Nothing in the Plan or this Agreement, nor any action taken pursuant to the Plan, shall confer any right on you to continue in the service of the Company as a member of the Board or in any other capacity for any period of time or at a particular retainer or other rate of compensation, or as limiting, interfering with or otherwise affecting the provisions of the Company’s charter, bylaws or the Delaware General Corporation Law relating to the removal of directors.

7. Rights as Stockholder. On and after the issuance of the shares of Common Stock underlying the Deferred Shares, you shall have all of the rights of a stockholder with respect to such shares of Common Stock, including the right to vote the shares and to receive all dividends or other distributions paid or made available with respect to such shares. Before the delivery of the shares of Common Stock, you shall have none of the rights of a stockholder with respect to the shares of Common Stock underlying the Deferred Shares.

8. The Company’s Rights. The existence of the Deferred Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9. Rights Unsecured. Your rights hereunder shall be that of an unsecured general creditor of the Company, and you shall not have any security interest in any assets of the Company. You shall have only the Company’s unfunded, unsecured promise to issue shares of the Company’s Common Stock in the future pursuant to this Agreement.

10. Section 409A Compliance. This Award is intended to satisfy the requirements of Section 409A of the Code and shall be construed accordingly. If any provision or term of this Agreement or the Plan is ambiguous, such that one interpretation of the provision or term would be compliant with Section 409A of the Code and one interpretation would not be compliant with Section 409A, the compliant interpretation is the intended interpretation and the Company shall interpret the provision or term in accordance with that intent. In addition, the Company in its discretion may delay the issuance of shares of Common Stock underlying the Deferred Shares or take any other action it deems necessary to comply with the requirements of Section 409A of the Code, including amending this Award, without your consent, in any manner it deems necessary to cause the Award to comply with the requirements of Section 409A of the Code.

11. Notices. All notices and other communications made or given pursuant to this Agreement shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to you at the address contained in the records of the Company, or addressed to the Administrator, care of the Company for the attention of its Corporate Secretary at its principal executive office or, if the receiving party consents in advance, transmitted and received via telecopy or via such other electronic transmission mechanism as may be available to the parties.

12. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the Deferred Shares granted hereunder. Any oral or written agreements, representations, warranties, written inducements, or other communications made prior to the execution of this Agreement with respect to the Deferred Shares granted hereunder shall be void and ineffective for all purposes.

13. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Deferred Shares as determined in the discretion of the Administrator, except as provided in Section 9 hereof, in the Plan or in a written document signed by each of the parties hereto.

14. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is available upon request to the Administrator.

15. Governing Law. The validity, construction and effect of this Agreement, and of any determinations or decisions made by the Administrator relating to this Agreement, and the rights of any and all persons having or claiming to have any interest under this Agreement, shall be determined exclusively in accordance with the laws of the State of Delaware, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include Clearwater, Florida, and you hereby agree and submit to the personal jurisdiction and venue thereof.

16. Headings. The headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. Electronic Delivery of Documents. By your signing this Agreement, you (i) consent to the electronic delivery of this Agreement, all information with respect to the Plan and the Deferred Shares and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledge that you may receive from the Company a paper copy of any documents delivered electronically at no cost to you by contacting the Company by telephone or in writing; (iii) further acknowledge that you may revoke your consent to the electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledge that you understand that you are not required to consent to electronic delivery of documents.

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GLOSSARY

(a) “Administrator” means the Board of Directors of Avantair, Inc. or such person or person(s) appointed by the Board to administer the Plan.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with Avantair, Inc. (including but not limited to joint ventures, limited liability companies and partnerships). For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(c) “Board” means the Board of Directors of Avantair, Inc., a Delaware corporation.

(d) “Cause” means a termination of your Service because of: (i) your breach of a fiduciary duty owed by you to the Company or its shareholders; (ii) your willful or gross misconduct that is materially detrimental or is reasonably anticipated to be materially detrimental to the Company; or (iii) your commission, indictment, conviction, plea of nolo contendere, guilty plea, or confession to any felony or any crime based upon an act of fraud, misappropriation, embezzlement or material dishonesty.

(e) “Change in Control” means (i) the acquisition (other than from the Company) in one or more transactions by any Person, as defined in this paragraph (d), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50% of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock, provided further that in each of the foregoing cases, the Change in Control also meets all of the requirements of a “change in the ownership of a corporation” within the meaning of Treasury Regulation §1.409A-3(i)(5)(v), a “change in the effective control of a corporation” within the meaning of Treasury Regulation §1.409A-3(i)(5)(vi) or a “a change in the ownership of a substantial portion of the corporation’s assets” within in the meaning of Treasury Regulation §1.409A-3(i)(5)(vii). For purposes of this definition, a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Common Stock in a registered public offering.

(f) “Code” means the Internal Revenue Code of 1986, as in effect and as amended from time to time, or any successor statute thereto, together with any rules, regulations and interpretations promulgated thereunder or with respect thereto.

(g) “Common Stock” means shares of common stock, par value $0.0001 per share, of Avantair, Inc., a Delaware corporation.

(h) “Company” means Avantair, Inc. and its Affiliates, except where the context otherwise requires. For purposes of determining whether a Change in Control has occurred, “Company” shall mean only Avantair, Inc.

(i) “Service” means your service to the Company as a director.

(j) “You”; “Your”. You means the recipient of the Award as reflected in the first paragraph of this Agreement.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

AVANTAIR, INC.

By:

Date:

The undersigned hereby acknowledges that he/she has carefully read this Agreement and agrees to be bound by all of the provisions set forth herein. The undersigned also consents to electronic delivery of all notices or other information with respect to the Deferred Shares or the Company.

WITNESS:	GRANTEE:

Date:

Enclosure: Prospectus for the Avantair, Inc. 2006 Long-Term Incentive Plan, as amended and restated